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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 1, 2005, except for Note 14 which is as of March 16, 2005, accompanying the consolidated financial statements included in the Annual Report of VantageMed Corporation on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in this Registration Statement and to the use of our name as it appears under the caption "Experts".

/s/ HURLEY & COMPANY

Granada Hills, California
April 6, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm